Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 17, 2016, relating to the consolidated financial statements of Haynes International, Inc., and the effectiveness of Haynes International, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Haynes International, Inc. for the year ended September 30, 2016.

/s/ Deloitte & Touche LLP

Indianapolis, Indiana

December 19, 2016